Exhibit 99.1

HireRight Reports First Quarter 2022 Results
– Revenues Grew 33% over Prior Year –
– Net Income Improved $23.5 Million over Prior Year –
– Raises 2022 Financial Outlook –

Nashville, Tenn. — May 12, 2022 – HireRight Holdings Corporation (the "Company") (NYSE: HRT) ("HireRight" or the "Company"), a leading provider of background screening services, today announced financial results for its first quarter ended March 31, 2022.

First Quarter 2022 Highlights Compared to First Quarter 2021:

•Revenues of $198.7 million increased 33%, from $149.6 million
•Operating income of $20.0 million, up from $5.7 million
•Net income of $11.6 million, up from net loss of $12.0 million
•Adjusted diluted earnings per share of $0.37 per share, up from $0.12 per share
•Adjusted EBITDA of $41.7 million, up from $26.9 million

"Our first quarter results demonstrate the strength and resiliency of our global offering as well as the favorable secular trends in labor markets worldwide," said HireRight President and CEO Guy Abramo. "High demand, tight supply and an increasingly mobile or remote workforce provide favorable tailwinds for our industry and I am proud of the excellent work our team is doing to serve the leading companies around the world as they strive to achieve their workforce objectives. The increase to our 2022 financial outlook underscores the growing momentum of our business."

Updated Full-Year Outlook

Based on current expectations, HireRight is updating its full-year 2022 outlook as set forth in the table below:

	Previously Provided		Revised
	Estimated Low	Estimated High	Estimated Low	Estimated High
	(in thousands, except per share data)		(in thousands, except per share data)
Revenues	$805,000	$820,000	$815,000	$825,000
Adjusted net income (1)	$105,000	$115,000	$120,000	$130,000
Adjusted EBITDA (1)	$180,000	$190,000	$188,000	$195,000
Adjusted diluted EPS (1)	$1.32	$1.45	$1.51	$1.64

(1) A reconciliation of the guidance for the Non-GAAP financial measures of Adjusted Net Income, Adjusted EBITDA, and Adjusted Diluted EPS in the table above cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on the Company's future Non-GAAP financial measures.

Webcast and Conference Call

Management will discuss first quarter 2022 results on a webcast at 2 p.m. (PT) / 5 p.m. (ET) today, Thursday May 12, 2022. The webcast, along with the related presentation materials, may be accessed via HireRight's investor relations website page at ir.hireright.com under "News and Events." To listen by phone, please dial 1-855-327-6837 or 1-631-891-4304.

The webcast replay, along with the related presentation materials, can be accessed via HireRight's investor relations website page at ir.hireright.com under "News and Events," and will be available for 90 days. A replay of the call will also be available until midnight, May 26, 2022 by dialing 1-844-512-2921 or 1-412-317-6671 and entering passcode 10018360.

About HireRight

HireRight is a leading global provider of technology-driven workforce risk management and compliance solutions. We provide comprehensive background screening, verification, identification, monitoring, and drug and health screening services for more than 40,000 customers across the globe. HireRight offers services via a unified global software and data platform that tightly integrates into its customers’ human capital management systems enabling highly effective and efficient workflows for workforce hiring, onboarding, and monitoring. In 2021, HireRight screened over 29 million job applicants, employees and contractors for its customers and processed over 110 million screens. For more information, visit www.HireRight.com or contact InvestorRelations@HireRight.com.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), HireRight presents certain non-GAAP financial measures. A “non-GAAP financial measure” is a numerical measure of a company’s financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP or includes amounts that are excluded from the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets or statements of cash flow of the Company.

We believe that our non-GAAP financial measures provide information useful to investors in assessing our financial condition and results of operations. These measures should not be considered an alternative to net income or any other measure of financial performance or liquidity presented in accordance with GAAP. These measures have important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP measures. Additionally, our non-GAAP financial measures may be defined differently than similar measures used by other companies in our industry, thereby diminishing their utility for comparison purposes.
The non-GAAP financial measures presented in this earnings release are Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted Earnings Per Share. Reconciliations of these non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP are provided as schedules attached to this release.

Adjusted EBITDA

Adjusted EBITDA represents, as applicable for the period, net income (loss) before provision for income taxes, interest expense, depreciation and amortization expense, stock-based compensation, realized and unrealized gain (loss) on foreign exchange, merger integration expenses, amortization of cloud-based software implementation costs, legal settlement costs deemed by management to be outside the normal course of business, and other items management believes are not representative of the Company’s core operations. Adjusted EBITDA is a supplemental financial measure that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess our:

•Operating performance as compared to other publicly traded companies without regard to capital structure or historical cost basis;
•Ability to generate cash flow;
•Ability to incur and service debt and fund capital expenditures; and
•Viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Adjusted Net Income and Adjusted Diluted Earnings Per Share

In addition to Adjusted EBITDA, management believes that Adjusted Net Income is a strong indicator of our overall operating performance and is useful to our management and investors as a measure of comparative operating performance from period to period. We define Adjusted Net Income as net income (loss) adjusted for amortization of acquired intangible assets, stock-based compensation, realized and unrealized gain (loss) on foreign exchange, merger integration expenses, amortization of cloud-based software implementation costs, legal settlement costs deemed by management to be outside the normal course of business, and other items management believes are not representative of the Company's core operations, to which we apply an adjusted effective tax rate. We define Adjusted Diluted Earnings Per Share as Adjusted Net Income divided by the adjusted weighted average number of shares outstanding (diluted) for the applicable period. We believe Adjusted Diluted Earnings Per Share is useful to investors and analysts because it enables them to better evaluate per share operating performance across reporting periods and to compare our performance to that of our peer companies.

Safe Harbor Statement

This press release and management's comments on the first quarter earnings call mentioned above contain forward-looking statements within the meaning of the federal securities laws. You can often identify forward-looking statements by the fact that they do not relate strictly to historical or current facts, or by their use of words such as “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” “believe,” “seek,” “could,” “targets,” “potential,” “may,” “will,” “should,” “can have,” “likely,” “continue,” and other terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements may include, but are not limited to, statements concerning our anticipated financial performance, including, without limitation, revenue, profitability, net income (loss), adjusted EBITDA, earnings per share, and cash flow; strategic objectives; investments in our business, including development of our technology and introduction of new offerings; sales growth and customer relationships; our competitive differentiation; our market share and leadership position in the industry; market conditions, trends, and opportunities; future operational performance; pending or threatened claims or regulatory proceedings; and factors that could affect these and other aspects of our business.

Forward-looking statements are not guarantees. They reflect our current expectations and projections with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements.

Factors that could affect the outcome of the forward-looking statements include, among other things, the impacts, direct and indirect, of the COVID-19 pandemic on our business, our personnel and vendors, and the overall economy; our ability to maintain our professional reputation and brand name; our vulnerability to adverse economic conditions; the aggressive competition we face; our heavy reliance on information management systems, vendors, and information sources that may not perform as we expect; the significant risk of liability we face in the services we perform; the fact that data security, data privacy and data protection laws and other evolving regulations and cross-border data transfer restrictions may limit the use of our services and adversely affect our business; social, political, regulatory and legal risks in markets where we operate; the impact of foreign currency exchange rate fluctuations; unfavorable tax law changes and tax authority rulings; any impairment of our goodwill, other intangible assets and other long-lived assets; our ability to execute and integrate future acquisitions; our ability to access additional credit or other sources of financing; and the increased cybersecurity requirements, vulnerabilities, threats and more sophisticated and targeted cyber-related attacks that could pose a risk to our systems, networks, solutions, services and data. For more information on the business risks we face and factors that could affect the outcome of forward-looking statements, refer to our Annual Report on Form 10-K filed with the SEC on March 21, 2022, in particular the sections of that document entitled "Risk Factors," "Forward-Looking Statements," and "Management's Discussion and Analysis of Financial Condition and Results of Operations,” and other filings we make from time to time with the SEC. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors:
InvestorRelations@HireRight.com
+1 949-528-1000

Media:
Monica.Soladay@HireRight.com

HireRight Holdings Corporation
Condensed Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
	2022	2021
	(in thousands, except share and per share data)
Assets
Current assets
Cash and cash equivalents	$87,615	$111,032
Restricted cash	1,102	5,182
Accounts receivable, net of allowance for doubtful accounts of $4,583 and $4,284 at March 31, 2022 and December 31, 2021, respectively	171,999	142,473
Prepaid expenses and other current assets	14,468	18,583
Total current assets	275,184	277,270
Property and equipment, net	10,421	11,127
Right-of-use assets, net	9,759	—
Intangible assets, net	374,565	389,483
Goodwill	816,982	819,538
Other non-current assets	34,930	26,344
Total assets	$1,521,841	$1,523,762
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$9,510	$13,688
Accrued expenses and other current liabilities	88,381	75,294
Accrued salaries and payroll	23,041	29,280
Derivative instruments, short-term	—	16,662
Debt, current portion	8,350	8,350
Total current liabilities	129,282	143,274
Debt, long-term portion	687,304	688,683
Derivative instruments, long-term	—	11,444
Tax receivable agreement liability	210,639	210,639
Deferred taxes	14,800	14,765
Operating lease liabilities, long-term	13,633	—
Other non-current liabilities	2,422	9,240
Total liabilities	1,058,080	1,078,045
Commitments and contingencies
Preferred stock, $0.001 par value, authorized 100,000,000 shares; none issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value, authorized 1,000,000,000 shares; 79,392,937 shares issued and outstanding as of March 31, 2022 and December 31, 2021	79	$79
Additional paid-in capital	796,176	793,382
Accumulated deficit	(348,800)	(360,364)
Accumulated other comprehensive income	16,306	12,620
Total stockholders’ equity	463,761	445,717
Total liabilities and stockholders’ equity	$1,521,841	$1,523,762

HireRight Holdings Corporation
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2022	2021
	(in thousands, except share and per share data)
Revenues	$198,711	$149,557

Expenses
Cost of services (exclusive of depreciation and amortization below)	112,403	86,187
Selling, general and administrative	48,267	39,394
Depreciation and amortization	18,061	18,243
Total expenses	178,731	143,824
Operating income	19,980	5,733

Other expenses
Interest expense	7,557	17,949
Other expense (income), net	41	(809)
Total other expenses, net	7,598	17,140
Income (loss) before income taxes	12,382	(11,407)
Income tax expense	818	572
Net income (loss)	$11,564	$(11,979)

Net income (loss) per share:
Basic	$0.15	$(0.21)
Diluted	$0.15	$(0.21)
Weighted average shares outstanding:
Basic	79,392,937	57,168,291
Diluted	79,392,937	57,168,291

HireRight Holdings Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Cash flows from operating activities
Net income (loss)	$11,564	$(11,979)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	18,061	18,243
Deferred income taxes	205	335
Amortization of debt issuance costs	821	1,035
Amortization of contract assets	1,091	882
Amortization of right-of-use assets	686	—
Amortization of unrealized gains on terminated interest rate swap agreements	(2,181)	—
Amortization of cloud-based software implementation costs	151	—
Stock-based compensation	2,794	823
Other non-cash charges, net	496	(460)
Changes in operating assets and liabilities:
Accounts receivable	(29,852)	(2,585)
Prepaid expenses and other current assets	4,115	(824)
Cloud-based software implementation costs	(8,548)	(660)
Other non-current assets	(1,411)	(1,872)
Accounts payable	(7,095)	(13,093)
Accrued expenses and other current liabilities	14,920	7,170
Accrued salaries and payroll	(6,240)	6,128
Operating lease liabilities, net	(1,068)	—
Other non-current liabilities	(524)	49
Net cash (used in) provided by operating activities	(2,015)	3,192
Cash flows from investing activities
Purchases of property and equipment	(1,867)	(1,345)
Capitalized software development	(2,662)	(1,330)
Net cash used in investing activities	(4,529)	(2,675)
Cash flows from financing activities
Repayments of debt	(2,088)	(2,088)
Payments for termination of interest rate swap agreements	(18,445)	—
Net cash used in financing activities	(20,533)	(2,088)
Net decrease in cash, cash equivalents and restricted cash	(27,077)	(1,571)
Effect of exchange rates	(420)	(270)
Cash, cash equivalents and restricted cash
Beginning of period	116,214	24,059
End of period	$88,717	$22,218
Cash paid for
Interest	$8,772	$16,908
Income taxes paid (refund)	902	(137)
Supplemental schedule of non-cash investing and financing activities
Unpaid property and equipment and capitalized software purchases	$561	$1,410

Reconciliation of GAAP Measures to Non-GAAP Measures (Unaudited)

The following table reconciles our non-GAAP financial measure of Adjusted EBITDA to net income (loss), our most directly comparable financial measures calculated and presented in accordance with GAAP, for the periods presented.

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Net income (loss)	$11,564	$(11,979)
Income tax expense	818	572
Interest expense	7,557	17,949
Depreciation and amortization	18,061	18,243
EBITDA	38,000	24,785
Stock-based compensation	2,794	823
Realized and unrealized loss on foreign exchange	(79)	(809)
Merger integration expenses (1)	205	812
Amortization of cloud-based software implementation costs (2)	151	—
Other items (3)	655	1,246
Adjusted EBITDA	$41,726	$26,857

(1)Merger integration expenses consist primarily of information technology ("IT") related costs including personnel expenses, professional and service fees associated with the integration of customers and operations of General Information Services ("GIS") Group, which commenced in July 2018 and was substantially completed by the end of 2020.

(2) Amortization of cloud-based software implementation costs consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud-based IT systems. This expense is not included in depreciation and amortization above.

(3) Other items include (i) costs of $0.9 million associated with the implementation of a company-wide enterprise resource planning (“ERP”) system during the three months ended March 31, 2022 and (ii) $0.3 million related to loss on disposal of assets and exit costs associated with one of our short-term leased facilities during the three months ended March 31, 2022, partially offset by a reduction in previously accrued legal settlement expense of $0.6 million due to a more favorable outcome than originally anticipated in a claim outside the ordinary course of business. Other items for the three months ended March 31, 2021 are related to the preparation of the Company’s initial public offering during 2021.

The following table reconciles our non-GAAP financial measure of Adjusted Net Income to net income (loss), our most directly comparable financial measure calculated and presented in accordance with GAAP, for the periods presented:

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Net income (loss)	$11,564	$(11,979)
Income tax expense	818	572
Income (loss) before income taxes	12,382	(11,407)
Amortization of acquired intangible assets	15,505	15,647
Interest expense swap adjustments (1)	(2,181)	—
Interest expense discounts (2)	821	1,035
Stock-based compensation	2,794	823
Realized and unrealized loss on foreign exchange	(79)	(809)
Merger integration expenses (3)	205	812
Amortization of cloud-based software implementation costs (4)	151	—
Other items (5)	655	1,246
Adjusted income before income taxes	30,253	7,347
Adjusted income taxes (6)	439	301
Adjusted Net Income	$29,814	$7,046

The following table sets forth the calculation of Adjusted Diluted Earnings Per Share for the periods presented:

	Three Months Ended March 31,
	2022	2021

Diluted net income (loss) per share	$0.15	$(0.21)
Income tax expense	0.01	0.01
Amortization of acquired intangible assets	0.19	0.28
Interest expense swap adjustments (1)	(0.03)	—
Interest expense discounts (2)	0.01	0.02
Stock-based compensation	0.04	0.01
Realized and unrealized loss on foreign exchange	—	(0.01)
Merger integration expenses (3)	—	0.01
Amortization of cloud-based software implementation costs (4)	—	—
Other items (5)	0.01	0.02
Adjusted income taxes (6)	(0.01)	(0.01)
Adjusted Diluted Earnings Per Share	$0.37	$0.12

Weighted average number of shares outstanding - diluted	79,392,937	57,168,291

(1)Interest expense swap adjustments consist of amortization of unrealized gains on the terminated Interest Rate Swap Agreements, which will be recognized through December 2023.

(2)Interest expense discounts consist of amortization of original issue discount and debt issuance costs.

(3) Merger integration expenses consist primarily of IT related costs including personnel expenses, professional and service fees associated with the integration of GIS, as discussed in footnote 1 to the immediately preceding table, which commenced in July 2018 and was substantially completed by the end of 2020.

(4) Amortization of cloud-based software implementation costs consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud-based IT systems. This expense is not included in depreciation and amortization above.

(5) Other items include (i) costs of $0.9 million associated with the implementation of a company-wide ERP system during the three months ended March 31, 2022 and (ii) $0.3 million related to loss on disposal of assets and exit costs associated with one of our short-term leased facilities during the three months ended March 31, 2022, partially offset by a reduction in previously accrued legal settlement expense of $0.6 million due to a more favorable outcome than originally anticipated in a claim outside the ordinary course of business. Other items for the three months ended March 31, 2021 are related to the preparation of the Company’s initial public offering during 2021.

(6) An adjusted effective income tax rate has been determined for each period presented by applying the statutory income tax rates and the provision for deferred income taxes to the pre-tax adjustments, which was used to compute Adjusted Net Income (Loss) for the periods presented.